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                                                                    EXHIBIT 24.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Gamma Biologicals, Inc. on Form S-8 of our reports dated June 9, 1995, appearing in and incorporated by reference in the Annual Report on Form 10-K of Gamma Biologicals, Inc. for the year ended March 31, 1995.


/s/ Deloitte & Touche LLP


Houston, Texas

February 15, 1996